Exhibit 3.6

Adopted on amalgamation May 30, 2005

BY-LAW NO. 1

a by-law relating generally to the transaction of the business and affairs of

STILE ACQUISITION CORP.

(the “Corporation”)

1 - INTERPRETATION

1.1                               Definitions

In this by-law and all other by-laws of the Corporation, unless the context requires otherwise:

(a)                                  “the Act” means the Business Corporations Act (Ontario), or any statute which may be substituted therefor, including the regulations made thereunder as amended from time to time;

(b)                                 “articles” means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of re-organization, articles of revival, letters patent, supplementary letters patent, a special Act and any other instrument by which the Corporation is incorporated;

(c)                                  “board” means the board of directors of the Corporation; and “director” means a member of the board;

(d)                                 “meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders;

(e)                                  “non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

(f)                                    “person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in the capacity of trustee, executor, administrator, or other legal representative;

(g)                                 “resident Canadian” means a Canadian citizen ordinarily resident in Canada or as otherwise defined in the Act;

(h)                                 “unanimous shareholder agreement” means a written agreement among all the shareholders of the Corporation, or among all such shareholders and one or more persons who are not shareholders, or a written declaration by a person who is the beneficial owner of all the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage or supervise the management of the business and affairs of the Corporation, as may be from time to time amended;

(i)                                     words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and neuter genders; and

(j)                                     all words used in this by-law and defined in the Act shall have the meanings given to such words in the Act or in the related Parts thereof.

1.2                               Execution in Counterpart and by Electronic Means

Subject to the Act, signatures on any notice, resolution, requisition, statement or other document required or permitted to be executed for the purposes of the Act may be obtained by means of facsimile or other electronic means or by execution of several documents of like form, each of which is executed by one or more persons, and such documents, when duly executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document for the purposes of the Act.

2 - GENERAL BUSINESS

2.1                               Registered Office

The registered office of the Corporation shall be in the municipality or geographical township within Ontario specified in the articles or in a special resolution and at such location therein as the board may from time to time determine.

2.2                               Seal

The Corporation may have a seal which shall be adopted and may be changed by the board.

2.3                               Financial Year

Until changed by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.4                               Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director or officer of the Corporation.  In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

The secretary or any other officer or any director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Corporation.

2.5                               Banking Arrangements

The banking business of the Corporation, or any part thereof, shall be transacted with such bank, trust company or other firm or body corporate as the board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

3 - BORROWING

3.1                               Borrowing

Without limit to the powers of the board as provided in the Act, the board may from time to time on behalf of the Corporation:

(a)                                  borrow money upon the credit of the Corporation;

(b)                                 issue, reissue, sell or pledge debt obligations of the Corporation;

(c)                                  to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee or otherwise to secure the performance of an obligation; and

(d)                                 mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.2                               Delegation

Subject to the Act, the articles, the by-laws and any unanimous shareholder agreement, the board may from time to time delegate to a director, a committee of directors or an officer of the Corporation or such other person or persons so designated by the board all or any of the powers conferred on the board by section 3.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

4 - DIRECTORS

4.1                               Duties of Directors

Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the business and affairs of the Corporation.

4.2                               Qualifications of Directors

A majority of directors on the board shall be resident Canadians, but if the Corporation has only one or two directors, that director or one of the two directors, as the case may be, shall be a resident Canadian.  No person shall be a director if that person is less than 18 years of age, of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of bankrupt.  A director need not hold shares issued by the Corporation.  If the Corporation is an offering corporation then at least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

4.3                               Number of Directors

The board shall consist of such number of directors as shall be set out in the articles or as may from time to time be determined in accordance with the Act.  If the board is empowered by special resolution to determine the number of directors within a range set out in the articles:

(a)                                  the board may appoint additional directors provided that after such appointment the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting nor greater than the maximum number set out above; and

(b)                                 the number of directors to be elected at the annual meeting shall be the number of directors last determined by the board.

4.4                               Quorum

A majority of the number of directors as determined from time to time in accordance with the Act shall constitute a quorum for the transaction of business.  If the Corporation has fewer than three directors, all directors must be present at any meeting to constitute a quorum for the transaction of business.  Notwithstanding vacancies, a quorum of directors may exercise all the powers of the board.

4.5                               Election and Term

Directors shall be elected by the shareholders at the first meeting of shareholders after the effective date of this by-law and at each succeeding annual Meeting at which an election of directors is required and shall hold office until the next annual meeting of shareholders or, if elected for an expressly stated term, for a term expiring not later than the close of the third annual meeting of shareholders following the election.  The number of directors to be elected at any such meeting shall be that number most recently determined in the manner referred to in section 4.3.  The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairman in accordance with section 8.19.  If an election of directors is not held at an annual meeting of shareholders at which such election is required, the incumbent directors shall continue in office until their successors are elected.

4.6                               Removal of Directors

Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed by a majority of the votes cast at a meeting of shareholders, remove any director and may at that meeting elect a qualified person in place of that director for the unexpired term of such director’s predecessor.

4.7                               Ceasing to Hold Office

A director may resign as director by delivering a written resignation to the Corporation and such resignation becomes effective at the time the resignation is received by the Corporation or the time specified in the resignation, whichever is later.  A director shall forthwith cease to hold office as a director should the director cease to be qualified in accordance with the Act.  Any attempt to amend or terminate any unanimous shareholder agreement without written consent of all persons who are then directors of the Corporation shall constitute the immediately effective resignation of all such directors who have not so consented.

4.8                               Vacancies

Subject to the Act, a quorum of directors (whether or not the majority of such quorum are resident Canadians) may fill a vacancy among the directors, except a vacancy resulting from:

(a)                                  an increase in the number of directors otherwise than pursuant to a special resolution empowering the board to fix the number of directors within a range set out in the articles;

(b)                                 an increase in the maximum number of directors set out in the articles; or

(c)                                  a failure to elect the number of directors required to be elected at any meeting of shareholders.

4.9                               Action by the Board

Subject to any unanimous shareholder agreement, the board shall exercise its powers by or pursuant to a by-law or resolution either passed at a meeting of directors at which a quorum is present and at which a majority of the directors present are resident Canadians or consented to by the signatures of all the directors then in office if constituting a quorum.  If the Corporation has fewer than three directors, one of the directors present at a meeting of directors shall be a resident Canadian.  Subject to the Act, the board may transact business at a meeting of directors where a majority of resident Canadian directors is not present if a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and a majority of resident Canadian directors would have been present had that director been present at the meeting.  If the Corporation has only one director, that director may constitute a meeting.

4.10                        Action in Writing

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid, as if it had been passed at a meeting of directors or a committee of directors.

4.11                        Meetings by Telephonic or Electronic Means

If all the directors present at or participating in a meeting consent, then any director may participate in such meeting by means of telephone, electronic or other communication facilities that permit all persons participating in the meeting to communicate simultaneously and instantaneously.

4.12                        Place of Meetings

Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside Ontario and in any financial year of the Corporation a majority of the meetings of the board need not be held in Canada.

4.13                        Calling of Meetings

Meetings of the board shall be held from time to time at such place, on such day and at such time as the board, the chairman of the board, the managing director, the president, the secretary or any two directors may determine.

4.14                        Notice of Meetings

Notice of the time and place of each meeting of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held and need not be in writing.

4.15                        First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting following the meeting of shareholders at which such board is elected.

4.16                        Adjourned Meeting

Notice of an adjourned meeting of the directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.17                        Regular Meetings

The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named.  A copy of any resolution by the board fixing the time and place of regular Meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

4.18                        Votes to Govern

At all meetings of the board any question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.  Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

4.19                        Chairman and Secretary

The chairman of the board or, in the absence of the chairman, the president if a director or, in the absence of the president, a vice-president who is a director shall be chairman of any meeting of the board.  If none of the said officers is present, the directors present shall choose one of their number to be chairman.  The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation is absent, the chairman of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

4.20                        Remuneration and Expenses

Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as directors as the board may from time to time authorize.  The directors shall also be entitled to be paid in respect of travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof or in otherwise serving the Corporation.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.21                        Conflict of Interest

Subject to and in accordance with the provisions of the Act, a director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer of or has a material interest in any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of such interest, and any such director shall refrain from voting in respect thereof unless otherwise permitted by the Act.

5 - COMMITTEES

5.1                               Committees of Directors

The board may appoint, from their number, a committee or committees of directors, however designated, and delegate to such committee or committees any of the powers of the board except powers to:

(a)                                  submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)                                 fill a vacancy among the directors or in the office of auditor, or appoint or remove any of the chief executive officer, however designated, the chief financial officer, however designated, the chairman of the board or the president of the Corporation;

(c)                                  issue securities except in the manner and on the terms authorized by the board;

(d)                                 declare dividends;

(e)                                  purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)                                    pay a commission for the sale of shares of the Corporation;

(g)                                 approve a management information circular;

(h)                                 approve a take-over bid, directors’ circular or issuer bid circular;

(i)                                     approve any annual financial statements;

(j)                                     approve a short form amalgamation or an amendment to the Corporation’s articles to create series of shares pursuant to subsection 168(2) of the Act or to change a number name pursuant to subsection 168(4) of the Act; or

(k)                                  adopt, amend or repeal by-laws.

A majority of the members of any such committee shall be resident Canadians.

5.2                               Transaction of Business

The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of such committee may be held at any place in or outside Ontario and, subject to the provisions of section 4.11 which shall be applicable mutatis mutandis, may be held by means of telephone, electronic or other communications equipment.

5.3                               Procedure

Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

6 - OFFICERS

6.1                               Appointment of Officers

Subject to any unanimous shareholder agreement, the board may from time to time appoint a chairman of the board, a managing director (who shall be a resident Canadian), a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed.  The board may specify the duties of such officers and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation other than any of the powers listed in section 5.1.  Except for a managing director and a chairman of the board, an officer need not be a director and any person may hold more than one office.  The president or such other officer as the board may designate shall be the chief executive officer of the Corporation.

6.2                               Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as the board may determine.

6.3                               Conflict of Interest

An officer shall disclose an interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with section 4.21.

7 - PROTECTION OF DIRECTORS AND OFFICERS

7.1                               Indemnity of Directors and Officers

The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if

(a)                                  the person acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the relevant conduct was lawful.

The Corporation may, with the approval of the court, indemnify a person referred to above in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by that person in connection with such action if the person fulfills the conditions set out in (a) and (b) above.

Notwithstanding anything in this section, a person referred to above is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by that person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if the person seeking indemnity:

(a)                                  was substantially successful on the merits in that person’s defence of the action on proceeding; and

(b)                                 fulfills the conditions set out in (a) and (b) above.

7.2                               Insurance

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to above against any liability incurred by that person:

(a)                                  in the capacity as a director or officer of the Corporation, except where the liability relates to that person’s failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b)                                 in the capacity as a director or officer of another body corporate where said person acts or acted in that capacity at the Corporation’s request, except where the liability relates to that person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

8 - MEETINGS OF SHAREHOLDERS

8.1                               Annual Meetings

The annual meeting of shareholders shall be held on such day and at such time in each year as the board, or the chairman of the board, or the president, in the absence of the chairman of the board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and the transaction of such other business as may properly be brought before the meeting.

8.2                               Special Meetings

The board shall have power to call a special meeting of shareholders at any time.

8.3                               Resolution in Lieu of Meeting

Except where a written statement is submitted by a director or where representations in writing are submitted by an auditor in accordance with the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders, and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at such meeting satisfies all the requirements of the Act relating to meetings of shareholders.

8.4                               Place of Meetings

Subject to the articles and any unanimous shareholder agreement, a meeting of shareholders of the Corporation shall be held at such place in or outside Ontario as the board determines or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

8.5                               Meeting by Electronic Means

A meeting of the shareholders may be held by telephonic or electronic means and a shareholder who, through such means, votes at the meeting or establishes a communications link to the meeting shall be deemed for the purposes of the Act to be present at the meeting.

8.6                               Notices of Meetings

Notice of the time and place of every meeting of shareholders shall be sent, in the case of an offering corporation, not less than 21 days and, in the case of any other corporation, not less than 10 days, but in either case, not more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation.  Notice of a meeting of shareholders at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution or by-law to be submitted to the meeting.  All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

8.7                               Record Date for Notice

The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of the Corporation’s shares may be recorded, and, where applicable, by written notice to each stock exchange in Canada on which the Corporation’s shares are listed for trading unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the directors fix the record date.  If no record date is fixed the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given.

8.8                               List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to be voted at the meeting held by each shareholder.  If a record date for the meeting is fixed, such list shall be prepared as of such record date and not later than 10 days after such record date.  If no record date is fixed, such list shall be prepared as of the close of business on the day immediately preceding the day on which the notice of the meeting is given and shall be prepared at such time.  The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting for which the list is prepared.  Notwithstanding the foregoing, where no notice of meeting is given, such list shall be prepared as of the day on which the meeting is held and so that it is available at such meeting.

8.9                               Chairman and Secretary

The chairman of the board or, in the absence of the chairman, the president or, in the absence of the president, a vice-president shall be chairman of any meeting of shareholders and, if none of the said officers be present within I5 minutes after the time appointed for holding the meeting, the shareholders present and entitled to vote shall choose a chairman from amongst themselves.  The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation be absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairman with the consent of the meeting.

8.10                        Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.11                        Quorum

A quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.  A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.

8.12                        Right to Vote

At any meeting of shareholders every person who is named in the list referred to in section 8.8, shall be entitled to vote the shares shown thereon opposite such person’s name except to the extent that such person has transferred any of such shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that the transferee owns such shares, demands not later than the time at which the meeting commences that the transferred name be included on the list to vote the transferred shares at the meeting.

8.13                        Proxies and Representatives

Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as that shareholder’s nominee, to attend and act at the meeting in the manner, to the extent, and with the authority conferred by the proxy.  A proxy shall be signed in writing or by electronic signature by the shareholder or shareholder’s attorney authorized in writing or by electronic signature.  A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body of the body corporate or association and such individual may exercise on behalf of the body corporate or association represented all the powers it could exercise if it were an individual shareholder.  In the case of a proxy appointing a proxyholder to attend and act at a meeting or meetings of shareholders of an offering corporation, the proxy ceases to be valid one year from its date.

8.14                        Time for Deposit of Proxies

The board may by resolution fix a time not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.  A proxy may be used at the meeting only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received by the secretary of the Corporation or by the chairman of the meeting or adjournment thereof prior to the time of voting.

8.15                        Joint Shareholders

Where two or more persons hold the same shares jointly, one of those holders present or represented by proxy at a meeting of shareholders may in the absence of the other or others vote such shares, but, if more than one of such persons are present or represented by proxy, that one of such persons whose name stands first on the securities register of the Corporation or that person’s proxy shall alone be entitled to vote such shares.

8.16                        Votes to Govern

Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast, whether by a show of hands, or by ballot, as the case may be.

8.17                        Casting Vote

In case of an equality of votes at any meeting of shareholders, regardless of the manner of voting, the chairman of the meeting shall be entitled to a second or casting vote.

8.18                        Show of Hands

Any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided.  Every person who is present and entitled to vote thereon shall have one vote.  Whenever a vote by any means other than by ballot is taken, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.19                        Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot.  A ballot so required or demanded shall be taken in such manner as the chairman shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each person present shall be entitled, in respect of the shares which the person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.20                        Adjournment

If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.  If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

8.21                        One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

9 - SECURITIES

9.1                               Options or Rights

Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the board may from time to time issue or grant options to purchase or rights to acquire unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid.

9.2                               Commissions

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

9.3                               Securities Records

The Corporation shall prepare and maintain, at its registered office or at any other place in Ontario designated by the board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a)                                  the names, alphabetically arranged, of persons who,

(i)                                     are or have been within six years registered as shareholders of the Corporation, the address including the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder,

(ii)                                  are or have been within six years registered as holders of debt obligations of the Corporation, the address including the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder, or

(iii)                               are or have been within six years registered as holders of warrants of the Corporation, other than warrants exercisable within one year from the date of issue, the address including the street and number, if any, of every such person while a registered holder, and the class or series and number of warrants registered in the name of such holder; and

(b)                                 the date and particulars of the issue of each security and warrant.

9.4                               Register of Transfer

The Corporation shall cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

9.5                               Registration of Transfer

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by the holder’s attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board or in accordance with the Act upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 9.6.

9.6                               Lien for Indebtedness

Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation to the extent of such indebtedness and such lien may be enforced, subject to any provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or part of such shares.

9.7                               Non-recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a share.

9.8                               Security Instruments

Every holder of one or more securities of the Corporation shall be entitled, at the holder’s option, to a security certificate in respect of the securities held by that person or to a non-transferable written acknowledgement of that person’s right to obtain a security certificate, stating the number and class or series of shares held by that person as shown on the securities register.  Security certificates and acknowledgements of a shareholder’s right to a security certificate, respectively, shall be in such form as the board may from lime to time approve.  Unless otherwise ordered by the board, security certificates shall be signed by any director or officer of the Corporation and need not be under corporate seal.  Signatures of signing officers may be printed or mechanically reproduced in facsimile upon security certificates and every such facsimile shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation; provided that at least one director or officer of the Corporation shall manually sign each certificate (other than a scrip certificate or a certificate representing a fractional share or a warrant or a promissory note that is not issued under a trust indenture) in the absence of a manual signature thereon of a duly appointed transfer agent, registrar, branch transfer agent or issuing or other authenticating agent of the Corporation or trustee who certifies it in accordance with a trust indenture.  A security certificate executed as aforesaid shall be valid notwithstanding that an officer whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

9.9                               Replacement of Security Certificates

Subject to the provisions of the Act, the board or any officer or agent designated by the board may in the discretion of the board or that person direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee, prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.10                        Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

9.11                        Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or transfer agent.

10 - DIVIDENDS AND RIGHTS

10.1                        Dividends

Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.  Dividends may be paid in money or property or by issuing fully paid shares or options or rights to acquire fully paid shares of the Corporation.

10.2                        Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address is recorded in the Corporation’s security register in respect of such joint holding, the cheque shall be mailed to the first address so appearing.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.3                        Non-receipt or Loss of Cheques

In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

10.4                        Record Date for Dividends and Rights

The board may fix in advance a date as the record date for the determination of the shareholders entitled to receive payment of a dividend, entitled to participate in a liquidation or distribution, or for any other purpose except to receive notice of or to vote at a meeting, but the record date shall not precede by more than 50 days the particular action to be taken.  Notice of the record date shall be given, not less than 7 days before such record date, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of the Corporation’s shares may be recorded and, where applicable, by written notice to each stock exchange in Canada on which the Corporation’s shares are listed for trading, unless notice of the record date is waived is writing by every holder of a share of the class or series affected whose name is set out in the securities register of the Corporation at the close of business on the day the board fixes the record date.  If no such record date is fixed, such record date shall be the close of business on the day on which the directors pass the resolutions relating thereto.

10.5                        Unclaimed Dividends

Any dividend unclaimed after a period of two years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

11 - NOTICES

11.1                        Method of Giving Notices

Any notice, communication or document (“notice”) to be given or sent pursuant to the Act, the articles, the by-laws or otherwise to or on a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given or sent if given or sent by prepaid mail, prepaid transmitted, recorded, or electronic communication capable of providing a written copy of such notice, or delivered personally to such person’s latest address as shown on the securities register of the Corporation or, in the case of a director, if more current, the address as shown in the most recent notice filed under the Corporations Information Act (Ontario).  A notice shall be deemed to have been received on the date when it is delivered personally, or on the fifth day after mailing, or on the date of dispatch of a transmitted or recorded electronic communication.  The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

11.2                        Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.3                        Computation of Time

In computing the date when notice must be sent under any provision requiring a specified period of days’ notice of any meeting or other event, the period of days shall commence on the day following the sending of such notice and shall terminate on the day preceding the date of the meeting or other event provided that the last day of the period shall not be a non-business day.

11.4                        Undelivered Notices

If any notice given or sent to a shareholder pursuant to section 11.1 is returned on three consecutive occasions because the person cannot be found, the Corporation shall not be required to give or send any further notice to such shareholder until the Corporation is informed in writing of the new address for such person.

11.5                        Omissions and Errors

The accidental omission to give or send any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

11.6                        Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given or sent to the shareholder from whom the person derives title to such share prior to that person’s name and address being entered on the securities register (whether such notice was given or sent before or after the happening of the event upon which that person becomes so entitled) and prior to that person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.7                        Waiver of Notice

Any shareholder (or shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the giving or sending of any notice or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending or in the time of such notice, as the case may be.  Any such waiver or abridgement shall be in writing or given by electronic signature except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner, Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

The foregoing By-law No. l is passed as evidenced by the signatures of the directors of the Corporation pursuant to the provisions of the Business Corporations Act (Ontario).

DATED December 21, 2004.

/s/ Paul E. Raether
Paul E. Raether

Glenn Murphy

The foregoing By-law No. 1 is confirmed as evidenced by the signature of the shareholder of the Corporation entitled to vote pursuant to the provisions of the Business Corporations Act (Ontario).

DATED December 21, 2004.

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP, by its general partner, KKR ASSOCIATES MILLENNIUM (OVERSEAS), LIMITED PARTNERSHIP, by its general partner, KKR MILLENNIUM LIMITED

By:	/s/ Paul E. Raether
Name:
Title:

20

The foregoing By-law No. l is passed as evidenced by the signatures of the directors of the Corporation pursuant to the provisions of the Business Corporations Act (Ontario).

DATED December 21, 2004.

Paul E. Raether

/s/ Glenn Murphy
Glenn Murphy

The foregoing By-law No. 1 is confirmed as evidenced by the signature of the shareholder of the Corporation entitled to vote pursuant to the provisions of the Business Corporations Act (Ontario).

DATED December 21, 2004.

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP, by its general partner, KKR ASSOCIATES MILLENNIUM (OVERSEAS), LIMITED PARTNERSHIP, by its general partner, KKR MILLENNIUM LIMITED

By:
Name:
Title: